Exhibit 4.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO AMPHENOL CORPORATION, AMPHENOL TECHNOLOGIES HOLDING GMBH OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AMPHENOL CORPORATION, AMPHENOL TECHNOLOGIES HOLDING GMBH AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.  BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) PURSUANT TO ERISA OR APPLICABLE SIMILAR LAW OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION

UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON SAFEKEEPER (AS SUCH TERM IS DEFINED IN THE INDENTURE) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “ICSDS”). THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON SAFEKEEPER OR THE NOMINEE THEREOF TO THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER (AND ANY PAYMENT IS MADE TO THE COMMON SAFEKEEPER OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF OR THE COMMON SAFEKEEPER, HAS AN INTEREST HEREIN.

ISIN/Common Code No.: XS1843459436 / 184345943

No. S-001	€500,000,000

AMPHENOL TECHNOLOGIES HOLDING GMBH

2.000% SENIOR NOTES DUE 2028

Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany (the “Company”), for value received, promises to pay the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on October 8, 2028. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of €500,000,000, as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Date: October 8.

Record Date: The Business Day immediately preceding October 8.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by one of its duly authorized officers.

Dated:

AMPHENOL TECHNOLOGIES HOLDING GMBH

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 2.000% Senior Notes due 2028 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

Dated:

EFFECTUATED for and on behalf of EUROCLEAR BANK SA/NV as Common Safekeeper, without recourse, warranty or liability

By:
Authorized Officer

(REVERSE OF NOTE)

AMPHENOL TECHNOLOGIES HOLDING GMBH

2.000% SENIOR NOTES DUE 2028

(1)    Interest. Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany (the “Company”), for value received, promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 2.000% per annum. Interest on the 2.000% Senior Notes due 2028 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October 8, 2018 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each October 8, beginning on October 8, 2019. Interest on the Notes shall be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or October 8, 2018, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2)    Method of Payment. The Company will pay interest to those persons who were holders of record at the close of business on the Business Day immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3)    Paying Agent, Registrar and Common Service Provider. Initially, The Bank of New York Mellon (the “Trustee”), will act as a Registrar and The Bank of New York Mellon, London Branch, will act as a Paying Agent. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar. Initially, The Bank of New York Mellon, London Branch, will act as Common Service Provider.

(4)    Indenture. The Company issued the Notes under an Indenture dated as of October 8, 2018 (the “Indenture”) among the Company, the Guarantor and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5)    Optional Redemption. At any time and from time to time prior to the date that is three months prior to the Maturity Date of the Notes, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to the greater of:

(i)                                                 100% of the principal amount of the Notes to be redeemed, and

(ii)                                              the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate plus 25 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the Redemption Date.

On or after the date that is three months prior to the Maturity Date of the Notes, the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Company, upon at least 30 days’ but no more than 60 days’ prior notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name the Note is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to Section 4.9 of the Indenture, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after October 2, 2018 (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after October 2, 2018, such later date), and (b) such obligation cannot be avoided by the Company taking reasonable measures available to the Company, the Company may at its option, having given not less than 30 days’ notice to the Holders of the Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes in accordance with Section 3.8 of the Indenture.

(6)    Redemption Procedures. If the Company elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Company will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7)    Notice of Redemption. Notices of redemption shall be transmitted at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.

(8)    Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(9)    Persons Deemed Owners. The ICSDs or any Common Safekeeper or their respective nominees will be treated by the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner of the Global Note for all purposes whatsoever.

(10)    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company for the benefit of the Holders, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

(11)    Amendment, Supplement, Waiver, Etc. The Company, the Guarantor and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture and to make any change that does not adversely affect the rights of any Holder of the Notes in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(12)    Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company repurchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to Section 4.11 of the Indenture in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.7 of the Indenture. In the Change of Control Offer, the Company will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(13)    Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes, the Guarantee and the Indenture, and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(14)    Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.1(f) and 6.1(g) of the Indenture) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Sections 6.1(f) and 6.1(g) of the Indenture shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(15)    Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor, any Subsidiary or any Affiliate of the Company or the Guarantor thereof with the same rights it would have if it were not Trustee.

(16)    No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company, the Guarantor or any of the Guarantor’s Subsidiaries (including the Company) shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(17)    Discharge. All payments due shall be made to the Holder of this Global Note. The Company’s and the Guarantor’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Paying Agent of cash in euro or German Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation. The Company shall cause the details of any redemption, payment, purchase or cancellation to be entered in the records of the ICSDs.

(18)    Guarantees. The Company’s obligations under the Notes are fully and unconditionally guaranteed, to the extent set forth in the Indenture, by the Guarantor.

(19)    Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual or facsimile signature of an authorized signatory thereof).

(20)    Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

(21)   Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Amphenol Technologies Holding GmbH

c/o Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

with a copy to:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

and

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Attention: Ronald A. Fleming, Jr.
Facsimile: (212) 298-9931

ASSIGNMENT FORM

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐                                    (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 903 or Rule 904 under the Securities Act of 1933, as amended.

or

☐                                    (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.18 and 2.19 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:
NOTICE: To be executed by an executive officer

2

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €	principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐    (1)         to the Company; or

☐    (2)         to the Registrar for registration in the name of the Holder, without transfer; or

☐    (3)         pursuant to an effective registration statement under the Securities Act of 1933; or

☐    (4)         outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐    (5)         pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

3

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 (Change of Control) of the Indenture, check the box:

☐    Change of Control

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount you elect to have purchased (in denominations of €100,000 and integral multiples of €1,000 in excess thereof): €

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:*

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

* This Schedule of Increases or Decreases in Global Note is for informational purposes only and the records of the ICSDs shall be controlling